STRUCTURED INVESTMENTS                                                                                                 MorganStanley
                                                                                                                         SmithBarney

                                                                                               Free Writing Prospectus
                                                                                               Dated August 6, 2010
                                                                                               Registration Statement No. 333-156423
Client Strategy Guide: August 2010 Offerings                                                   Filed Pursuant to Rule 433

                                                         [GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you August 2010 should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: August 2010 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings

Five Core Investments Offered

Market-Linked Deposits - FDIC Insured	.... page 6 .... page 7
Market-Linked Notes	Equity-Linked Notes based on the Dow Jones Industrial Average[SM] (DJIA) by Morgan Stanley .... page 8
Leveraged Performance	.... page 9 .... page 10

Tactical Offerings

Actionable Themes in the Marketplace

Enhanced Yield	.... page 11 .... page 12 9% to 11% ELKS® based on Baker Hughes Incorporated (BHI) by Morgan Stanley .... page 13 7% to 9% ELKS® based on Wells Fargo & Company (WFC) by Morgan Stanley .... page 14
Leveraged Performance	.... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                       MorganStanley
                                                                                                                         SmithBarney
------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: August 2010 Offerings                                                                                 Page 3
------------------------------------------------------------------------------------------------------------------------------------
Important Information Regarding Offering Documents

The  products  set forth in the  following  pages are  intended  as a general  indication  only of the  Structured  Investments offerings  available  through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering.  Morgan
Stanley  Smith  Barney or the  applicable  issuer  reserves the right to terminate  any  offering  prior to its trade date,  to postpone the trade date,  or to close  ticketing  early on any  offering.  The  information  set forth herein  provides  only a summary of terms and does not contain the complete terms and  conditions  for any offering of an SEC  Registered  Offering or a
Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus) with the Securities and Exchange  Commission
(or SEC),  for the offerings by that issuer to which this  Strategy  Guide  relates.  Before you invest in any of the offerings identified in this Strategy Guide,  you should read the prospectus and the applicable  registration  statement,  the applicable pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these  documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

    o   For Registered Offerings Issued by Morgan Stanley:    Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan  Stanley Smith Barney will arrange to send you the  prospectus  and any other  documents  related to the offering  electronically  or  hard  copy  if you so  request  by  calling  the  toll-free  number  1-800-584-6837  or  emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The  securities  described  herein  (other than the  market-linked  certificates  of deposit) are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance  Corporation or any other governmental  agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC  registered  offerings.  Before  you  invest in any MLD,  you  should  read the  complete  offering  materials applicable to such MLD. For indicative terms and conditions on any  Market-Linked  Certificate of Deposit,  please contact your
Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly  identified.  None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           August 2010

                                                                                                                       MorganStanley
                                                                                                                         SmithBarney
------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: August 2010 Offerings                                                                                 Page 4
------------------------------------------------------------------------------------------------------------------------------------

Selected Features and Risk Disclosures

Features
Structured  Investments offer investors choices in terms of underlying asset, market view, time horizon,  potential returns and risk tolerance.
Such features may include:
o        Varying levels of exposure to potential capital appreciation or depreciation
o        Returns based on a defined formula
o        Variety of underlying assets, including equities, commodities, currencies and interest rates
o        Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured  Investments  involves a variety of risks. The following are some of the significant  risks related to Structured  Investments.  Please refer to the "Selected  Risks and  Considerations"  section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured  Investments  may be  influenced  by a variety of  unpredictable  factors.  Several  factors may influence the value of a particular  Structured  Investment in the secondary market,  including,  but not limited to, the value and  volatility of the  underlying  asset,  interest  rates,  credit  spreads  charged by the market for taking the  applicable issuer's credit risk,  dividend rates on any equity  underlying asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured  Investment will be adversely  affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.

Issuer  credit risk.  All payments on  Structured  Investments  are  dependent on the  applicable  issuer's  ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing supplement so specifies,  we may apply to list a Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment will meet the listing requirements of that particular  exchange,  or if listed, whether any secondary market will exist.

Appreciation  potential or  participation  in the  underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential  loss of  principal.  The terms of a  Structured  Investment  may not  provide  for the  return of  principal  and an investment  may result in a loss of some or all of your  principal.  Even where  repayment  of principal is provided for by the terms of the  Structured  Investment,  it is still  subject  to the credit  risk of the  applicable  issuer and the  applicable issuer's ability to repay its obligations.  In addition, you may receive less, and possibly significantly less, than the stated
principal amount if you sell your investment prior to maturity.

Structured  Investments that provide for repayment of principal  typically do not make periodic  interest  payments and may not pay more than the principal  amount at maturity.  Unlike  ordinary debt  securities,  Structured  Investments  that provide for repayment  of  principal  do not pay  interest.  Instead,  at maturity,  the  investor  receives  the  principal  amount plus a supplemental  redemption  amount,  if any, based upon the  performance of the underlying  asset,  in each case,  subject to the credit risk of the applicable issuer.

You may receive only the  principal  amount at maturity for  Structured  Investments  that provide for  repayment of principal.
Because the supplemental  redemption amount due at maturity on these Structured  Investments may equal zero, the return on your investment  (i.e.,  the  effective  yield to  maturity)  may be less than the  amount  that would be paid on an  ordinary  debt security.  The return of only the  principal  amount at maturity may not  compensate  you for the effects of inflation or other factors relating to the value of money over time.

Potential  conflicts.  The issuer of a Structured  Investment and its affiliates may play a variety of roles in connection with the Structured  Investment,  including acting as calculation  agent and hedging the issuer's  obligations  under the Structured
Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The  aforementioned  risks are not intended to be an  exhaustive  list of the risks  associated  with a  particular  Structured
Investment offering.  Before you invest in any Structured  Investment you should thoroughly review the particular  investment's prospectus and related offering materials for a comprehensive  description of the risks and considerations  associated with the offering.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           August 2010

MorganStanley SmithBarney

Client Strategy Guide: August 2010 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured**, **Market-Linked Notes**, **Enhanced Yield**, **Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2010

                                                                                                                       MorganStanley
                                                                                                                         SmithBarney
------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: August 2010 Offerings                                                                                 Page 6
------------------------------------------------------------------------------------------------------------------------------------

      [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
                                                   [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           August 2010

MorganStanley SmithBarney
Client Strategy Guide: August 2010 Offerings Page 7

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: August 2010 Offerings Page 8

Opportunities in U.S. Equities

Market-Linked Notes ○ Equity-Linked Notes based on the Dow Jones Industrial Average℠ (DJIA)

Strategy Overview	✓ Full repayment of principal at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations	✓ Repayment of principal is available only at maturity and is subject to issuer credit risk ✓ Will yield no positive return if the Dow Jones Industrial Average℠ index does not appreciate ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited by the maximum payment at maturity

Equity-Linked Notes offer investors exposure to the performance of equities or equity indices and provide for the repayment of principal at maturity. They are for investors who are concerned about principal risk, but seek an equity-based return, and who are willing to forgo yield and upside above the maximum payment at maturity in exchange for the repayment of principal at maturity. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	Dow Jones Industrial Average℠ (DJIA)
Maturity Date	August 25, 2016 (6 Years)
Repayment of Principal	100% at maturity, subject to the credit risk of Morgan Stanley
Payment at Maturity per Note	The payment at maturity per $10 stated principal amount will equal: $10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity.*
Supplemental Redemption Amount per Note	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate, *provided that* the Supplemental Redemption Amount will not be less than $0.
Participation Rate	100%
Maximum Payment at Maturity	$15.00 to $16.00 per note (150% to 160% of the stated principal amount). The Maximum Payment at Maturity will be determined on the pricing date.
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Interest	None
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – August 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2010 Offerings Page 9

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2010 Offerings Page 10

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2010 Offerings Page 11

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2010 Offerings Page 12

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: August 2010 Offerings Page 13

Opportunities in U.S. Equities

Enhanced Yield ○ 9% to 11% ELKS® based on Bakers Hughes Incorporated (BHI)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. Investors will realize appreciation potential only if, **on any trading day**, the underlying equity closes at or below the downside threshold closing price **and** at maturity (or on the valuation date if the cash election is made by the holder) closes above its initial equity price ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold closing price on any trading day during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations	✓ All principal is at risk under the terms of the ELKS ✓ Full downside to the underlying equity if the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity (or on the valuation date if the holder elects to receive cash) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, with a value less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the holder elects to receive cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date. **Principal is at risk under the terms of the ELKS**. At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity, equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, could be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Equity	The common stock of Baker Hughes Incorporated (BHI)
Maturity Date	February 22, 2011 (approximately 6 Months)
Minimum Payment at Maturity	None
Coupon	9% to 11% per annum (approximately equivalent to $0.4300 to $0.5256 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the pricing date.
Coupon Payment Dates	Monthly, on the 22nd of each month, beginning on September 22, 2010
Payment at Maturity per ELKS	If **on any trading day** from but excluding the pricing date to and including the valuation date: • the closing price **has not** decreased to or below the Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or • the closing price **has** decreased to or below the Downside Threshold Price, then you will receive shares of the Underlying Equity in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if we so elect, the cash value (determined as of the valuation date) of such shares. *The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.*
Downside Threshold Closing Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the pricing date
Equity Ratio	For each ELKS, the stated principal amount divided by the Initial Equity Price, subject to adjustments for certain corporate events affecting the Underlying Equity Issuer.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – August 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley Smith Barney

Client Strategy Guide: August 2010 Offerings Page 14

Opportunities in U.S. Equities

Enhanced Yield ○ 7% to 9% ELKS® based on Wells Fargo & Company (WFC)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. Investors will realize appreciation potential only if, **on any trading day**, the underlying equity closes at or below the downside threshold closing price **and** at maturity (or on the valuation date if the cash election is made by the holder) closes above its initial equity price ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold closing price **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity
Risk Considerations	✓ All principal is at risk under the terms of the ELKS ✓ Full downside to the underlying equity if the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity (or on the valuation date if the holder elects to receive cash) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, with a value less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the holder elects to receive cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date. **Principal is at risk under the terms of the ELKS.** At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity, equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, could be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Equity	The common stock of Wells Fargo & Company
Maturity Date	February 22, 2011 (approximately 6 Months)
Minimum Payment at Maturity	None
Coupon	7% to 9% per annum (approximately equivalent to $0.3344 to $0.4300 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the pricing date.
Coupon Payment Dates	Monthly, on the 22nd of each month, beginning on September 22, 2010
Payment at Maturity per ELKS	If **on any trading day** from but excluding the pricing date to and including the valuation date: • the closing price **has not** decreased to or below the Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or • the closing price **has** decreased to or below the Downside Threshold Price, then you will receive shares of the Underlying Equity in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if we so elect, the cash value (determined as of the valuation date) of such shares. *The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.*
Downside Threshold Closing Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the pricing date
Equity Ratio	For each ELKS, the stated principal amount divided by the Initial Equity Price, subject to adjustments for certain corporate events affecting the Underlying Equity Issuer.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – August 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2010 Offerings Page 15

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                       MorganStanley
                                                                                                                         SmithBarney
------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: August 2010 Offerings                                                                                Page 16
------------------------------------------------------------------------------------------------------------------------------------

Selected Risks and Considerations

An investment in Structured  Investments  involves a variety of risks.  Structured  Investments may be linked to a wide variety of
underlying  assets,  and each  underlying  asset will have its own  unique set of risks and  considerations.   For  example,  some
underlying assets have significantly  higher volatility than others.  Before you invest in any Structured  Investment,  you should thoroughly review the relevant  prospectus and related offering materials for a comprehensive  description of the risks associated with the  Structured  Investment,  including the risks related to the underlying  asset(s) to which the  Structured  Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All  payments on  Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit  spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the applicable  issuer's  ability to pay periodic  interest  payments,  if any, and all amounts due on the  Structured  Investment  at maturity and therefore  investors are subject to the credit risk of the  applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable  issuer defaults on its obligations under the Structured  Investment,  the investor's  investment  would be at risk and an investor could lose some or all of its  investment.  Any decline in the applicable issuer's  credit  ratings or increase in the credit  spreads  charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.  Furthermore,  unless issued as market-linked  certificate of deposit,
Structured  Investments  are not bank deposits and are not insured or guaranteed by the Federal Deposit  Insurance  Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment  may be sold prior to maturity  will depend on a number of factors and may be  substantially  less than the amount for which they were  originally  purchased.  Some of these  factors  include,  but are not limited to: (i) changes in the level of the  underlying  asset or reference  index,  (ii)  volatility of the  underlying  asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit  spreads  charged by the market for taking the issuer's  credit risk and (v) the time  remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured  Investment will be adversely  affected by the fact that the issue price of the  securities  includes  the  agent's  commissions  and  expected  profit.  You may receive  less,  and  possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no  secondary  market  for a  particular  Structured  Investment  and you should be  prepared  to hold your investments  until  maturity.  If the applicable  pricing  supplement so specifies,  we may apply to list a particular  Structured
Investment on a securities  exchange,  but it is not possible to predict  whether any Structured  Investment will meet the listing requirements of that particular exchange, or if listed,  whether any secondary market will exist.  Therefore,  there may be little or no  secondary  market for  Structured  Investments.  Issuers  may, but are not  obligated  to, make a market in the  Structured
Investments.  Even if there is a secondary market for a particular Structured  Investment,  it may not provide enough liquidity to allow  you to trade or sell your  Structured  Investment  easily.  Because  it is not  expected  that  other  broker-dealers  will participate  significantly  in the  secondary  market for  Structured  Investments,  the price at which you may be able to trade a
Structured  Investment is likely to depend on the price,  if any, at which Morgan  Stanley  Smith Barney or another  broker-dealer affiliated  with the particular  issuer of the security is willing to transact.  If at any time Morgan Stanley Smith Barney or any other broker  dealer were not to make a market in  Structured  Investments,  it is likely that there would be no secondary  market for Structured Investments.

Past Performance Not Indicative of Future Results
The  historical  performance  of an underlying  asset or reference  index is not an indication of future  performance.  Historical performance of an underlying asset
or  reference  index to which a  specific  Structured  Investment  is linked  should not be taken as an  indication  of the future performance of the underlying  asset or reference  index during the term of the  Structured  Investment.  Changes in the levels of the  underlying  asset or reference  index will affect the trading  price of the  Structured  Investment,  but it is impossible to predict whether such levels will rise or fall.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           August 2010

                                                                                                                       MorganStanley
                                                                                                                         SmithBarney
------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: August 2010 Offerings                                                                                Page 17
------------------------------------------------------------------------------------------------------------------------------------

Conflicts of Interest
The  applicable  issuer,  its  affiliates,  Morgan  Stanley Smith Barney and/or its  affiliates  may be market  participants.  The applicable  issuer,  one or more of its  affiliates or Morgan  Stanley  Smith Barney or its  affiliates  may,  currently or in the future,  publish research reports with respect to movements in the underlying  asset to which any specific  Structured  Investment is linked.  Such research is modified from time to time without notice and may express  opinions or provide  recommendations  that are inconsistent with purchasing or holding a specific Structured  Investment or Structured  Investments  generally.  Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

In most  Structured  Investments,  an affiliate of Morgan  Stanley or the  applicable  issuer is designated to act as  calculation agent to calculate the period interest or payment at maturity due on the Structured  Investment.  Any  determinations  made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries  and affiliates  could  potentially  adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular  Structured Investment will carry out hedging  activities  related to that Structured  Investment,  including  trading in the underlying  asset, as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and affiliates may also trade in the underlying asset and other  instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these  hedging or  trading  activities  on or prior to the trade  date and  during the term of the  Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The  inclusion  of  commissions  and  projected  profit from hedging in the  original  issue price is likely to  adversely  affect secondary market prices of Structured  Investments.  Assuming no change in market  conditions or any other relevant  factors,  the price,  if any, at which a market-maker  is willing to purchase  Structured  Investments  in secondary  market  transactions  will likely be lower than the original issue price,  since the original issue price  includes,  and secondary  market prices are likely to exclude,  commissions paid with respect to the Structured  Investments,  as well as the cost of hedging the applicable issuer's obligations  under the Structured  Investments.  The cost of hedging includes the projected profit that the calculation  agent and its affiliates may realize in  consideration  for assuming the risks inherent in managing the hedging  transactions.  In addition, any secondary  market prices may differ from values  determined by pricing models used by the  market-maker  as a result of dealer discounts, mark-ups or other transaction costs.

With  respect  to any MLD  offering,  you can only  count on FDIC  insurance  to cover  the  deposit  amount  of each MLD and,  if applicable, the minimum index interest.
In the event that FDIC insurance  payments become  necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit  Amount of the MLDs together with any accrued  minimum index  interest,  if any, as prescribed by law, and subject to the applicable  FDIC insurance  limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity date, in the case of the MLDs.  FDIC  insurance is also not available for any secondary  market premium paid by a  depositor  above the  principal  amount of an MLD.  Except to the  extent  insured by the FDIC,  the MLDs are not  otherwise insured by any governmental agency or instrumentality or any other person.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           August 2010

MorganStanley SmithBarney

Client Strategy Guide: August 2010 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"Dow Jones Industrial Average℠," "Dow Jones℠" and "DJIA℠" are service marks of Dow Jones & Company, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc., and Dow Jones & Company, Inc. makes no representation regarding the advisability of investing in the securities.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2010, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. August 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.